SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement          |_|   Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                              THE ADVEST GROUP, INC
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_| Fee paid previously with preliminary materials:

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   |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the ate of its filing.
   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Dated Filed:

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Contact:    Grant Kurtz, President and Chief Executive Officer
            Martin Lilenthal, Executive Vice President and Chief Financial Officer (860) 509-1000, ext. 2339

The Advest Group, Inc. Advises Shareholders to Disregard Unsolicited Tender

Hartford, CT October 24, 2000 -- The Advest Group, Inc. (NYSE: ADV) today strongly advised shareholders to disregard an unsolicited, below-market tender for up to 1% of Advest's outstanding common stock by a firm named Corporate Investments Inc. Advest was not contacted by Corporate Investments Inc. in connection with the tender offer and only recently learned of it. The tender is at a price of $25.00 per share, a 21% discount to the closing price for Advest stock on October 20, 2000. Advest President and Chief Executive Officer, Grant
W. Kurtz said, "Advest recommends that shareholders disregard the tender offer by Corporate Investments Inc. because the price is inadequate and does not reflect fair value." The reasons for Advest's recommendations include the fact that Corporate Investment Inc.'s offer is substantially below the current trading price of Advest stock as well as the consideration which would be received in connection with the pending merger between Advest and The MONY Group Inc., announced on August 24, 2000, if the merger were consummated today. It is anticipated that the merger will close by calendar year-end.

Corporate Investments Inc.'s offer, commonly referred to as a "mini-tender", is not subject to the filing, disclosure and procedural requirements of the federal securities laws because it is for less than 5% of Advest's shares. In a number of mini-tender offers, the prospective purchasers have offered to buy a company's stock from shareholders at a discount for "investment purposes" and then subsequently have resold the stock at market prices, profiting from the difference. The Securities and Exchange Commission has issued an investor alert regarding mini-tender offers which can be accessed at the SEC's website at www.sec.gov/consumer/keyword/tminitel.htm. The SEC recommends, among other things, that before accepting a mini-tender offer, shareholders should identify the current market price for their securities, find out the final tender price for their securities after all deductions have been taken, consult with their broker or financial advisor and determine where to get the best price if they wish to sell. The SEC warns investors not to assume that a premium over fair value is being offered for their shares.

The Advest Group, Inc. is a diversified financial services company listed on the New York Stock Exchange under the symbol ADV. Advest, Inc., its principal subsidiary, provides brokerage, trading, investment banking and asset management services to retail and institutional investors through more than 97 sales offices in 18 states and Washington, DC. Advest Bank and Trust provides trust services primarily through Advest, Inc.'s branch network.

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      Advest and MONY have filed a definitive proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (SEC) and have mailed the definitive joint proxy statement/prospectus to shareholders of Advest. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT
INFORMATION. Investors can obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Advest and MONY are available free of charge by requesting them in writing or by telephone from the appropriate company at the following addresses: The Advest Group, Inc., 90 State House Square, Hartford, Connecticut 06103, Attention:
Investor Services Department, Telephone: (877) 380-0731, and The MONY Group Inc., 1740 Broadway, New York, New York 10019, Attention: Jay A. Davis,
Telephone: (212) 708-2690. PLEASE READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

      The attached press release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of Advest will not approve the merger. Please refer to the definitive proxy statement/prospectus for a discussion of these and other risks.




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